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                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                       OF HANOVER COMPRESSOR HOLDING CO.

It is hereby certified that:

          1. The name of the corporation is Hanover Compressor Holding Co. (the "Corporation").

          2. The amendment to the Certificate of Incorporation effected by this Certificate is as follows:

          The First Article of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety with the following substituted therefor:

          "FIRST: The name of the corporation (hereinafter the "Corporation") is Hanover Compressor Company."

          The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, this certificate has been duly executed on behalf of Hanover Compressor Holding Co. by its duly authorized Chief Financial Officer and Treasurer, Curtis Bedrich, and its duly authorized Secretary, Richard S. Meller, this 8th day of December, 1999.

                                      HANOVER COMPRESSOR HOLDING CO.,
                                      a Delaware corporation


                                      By: /s/ CURTIS BEDRICH
                                          ---------------------------
                                          Curtis Bedrich
                                          Chief Financial Officer and Treasurer

                                      By: /s/ RICHARD S. MELLER
                                          ---------------------------
                                          Richard S. Meller
                                          Secretary